UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2016

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 10, 2016, Innoviva, Inc. (the “Company”) executed an Office Lease Agreement (the “Office Lease”) with 2000 Sierra Point Parkway LLC (“Sierra Point”) for approximately 8,427 square feet of office space (with approximately 6,700 of net usable square feet) located at Suite 500, 2000 Sierra Point Parkway, Brisbane, California (the “Brisbane Premises”).  The Office Lease commences on June 10, 2016 (the “Commencement Date”), and the term is for eighty-four months (84) months, or as extended under the Company’s Renewal Option in the Office Lease. The Company will pay an all-inclusive base rent of $31,180 per month, increasing each year as indicated in the Office Lease.  The Company will post a security deposit in the amount of $37,230.

The foregoing description of the Office Lease is qualified by reference to the Office Lease, a complete copy of which will be filed as Exhibit 10.68 to the Company’s Form 10-Q for the quarter ended June 30, 2016 and is incorporated herein by reference.

Item 1.02   Termination of a Material Definitive Agreement.

The Company currently subleases office space at 951 Gateway Boulevard, South San Francisco, California (the “Gateway Premises”) under a Sublease dated June 2, 2014, (the “Gateway Sublease”), by and between the Company and Theravance Biopharma US, Inc. (“Theravance Biopharma”). Under the Gateway Sublease, the Company currently pays base rent and other monthly charges of $32,063 per month, increasing by approximately 3% each year.

The Gateway Sublease was set to expire on May 31, 2020.  On June 10, 2016, the Company executed a Sublease Termination Agreement with Theravance Biopharma (the “Gateway Sublease Termination Agreement”) to terminate the Gateway Sublease effective as of the later of (i) June 17, 2016 and (ii) the date upon which Theravance Biopharma receives consent from the Master Lessor (as defined in the Gateway Sublease Termination Agreement) (the “Sublease Termination Effective Date”). No termination fee will be payable to Theravance Biopharma as a result of the Gateway Sublease Termination Agreement and Theravance Biopharma shall return the Company’s security deposit under the Gateway Sublease no later than thirty (30) days after the Sublease Termination Effective Date.

The foregoing description of the Gateway Lease Termination Agreement is qualified by reference to the Gateway Lease Termination Agreement, a complete copy of which will be filed as Exhibit 10.69 to the Company’s Form 10-Q for the quarter ended June 30, 2016 and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: June 10, 2016	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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